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                                                                   EXHIBIT 23.6


The Board of Directors
Zelenkofske, Axelrod & Co., Ltd.:


We consent to the incorporation by reference of our report dated February 6, 1998, with respect to the balance sheet of Zelenkofske, Axelrod & Co., Ltd. as of June 30, 1997, and the related statements of operations and retained earnings, and cash flows for the three months then ended, which report appears in the Form 8-K of Century Business Services, Inc. dated February 20, 1998.



                                                           KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania

March 11, 1998